REG. D PRIVATE PLACEMENT – FEBRUARY 23, 2007
Subscription: $3.00 per Unit: 1 Unit = 1 common share and ½ warrant exercisable at $4.50 for 24 months, callable if stock trades at $6.50 for 20 consecutive trading days

	$	SHARES	WARRANTS
SUBSCRIBER	INVESTED	ISSUED	ISSUED

James Harpel	$2,700,000	900,000	450,000

Anthony David Bune	$1,302,000	434,000	217,000

Glen Tobias	$450,000	150,000	75,000

Donald Wohl, TTE Donald Wohl Revocable Trust dtd. 6/8/05	$300,000	100,000	50,000

Barbara Jaffe TTE Barbara Jaffe Revocable Trust dtd. 10/13/97	$300,000	100,000	50,000

Todd Wohl	$75,000	25,000	12,500

Diwan & Tracey Nesicolaci	$50,000	16,667	8,333

Cutler Family Trust UTD 5/4/89	$150,000	50,000	25,000

Fred Kayne Family Trust dtd. 3/29/04	$900,000	300,000	150,000

Bruce Burnam Trust of 1992	$300,000	100,000	50,000

Mark Beychok	$285,000	95,000	47,500

Bush Family Trust	$150,000	50,000	25,000

Gunther Family Trust	$600,000	200,000	100,000

Michael S. Rosenblum	$99,000	33,000	16,500

Jim Miles	$100,000	33,333	16,667

Andrew Williams	$100,002	33,334	16,667

WES-TEX Drilling Company, L.P.	$300,000	100,000	50,000

Kenneth G. Dallamora	$300,000	100,000	50,000

Martin B. Oring	$375,000	125,000	62,500

Bruce Lazier	$210,000	70,000	35,000

	$	SHARES	WARRANTS
SUBSCRIBER	INVESTED	ISSUED	ISSUED

Kenneth L. Brush & Sue A. Brush	$105,000	35,000	17,500

Anthony C. Lisa II Revocable Trust	$105,000	35,000	17,500

Paul R. Hobson	$60,000	20,000	10,000

Crown Growth Partners II, L.P.	$735,000	245,000	122,500

Kenneth Sutherland	$100,000	33,333	16,667

E. Wayne Nordberg	$180,000	60,000	30,000

John C. Thompson	$300,000	100,000	50,000

Leigh S. Curry	$30,000	10,000	5,000

Robert Allen White	$102,000	34,000	17,000

SLP Investments Ltd.	$100,000	33,333	16,667

MidSouth Investor Fund LP	$300,000	100,000	50,000

Jeremy A. Wise	$15,000	5,000	2,500

Rosalind M. Reis, Trust of 18 June 1993	$75,000	25,000	12,500

Michele I. Reis, Trust of 21 May 1993	$75,000	25,000	12,500

Ralph I. Reis Revocable Trust	$75,000	25,000	12,500

Charles H. Brunie	$300,000	100,000	50,000

Hebrides LP	$480,000	160,000	80,000

James Pledger	$15,000	5,000	2,500

Cary Schwartz	$75,000	25,000	12,500

Sander Jacobs	$175,000	58,333	29,167

Fred Fialkow	$30,000	10,000	5,000

Bruce Shpiner	$60,000	20,000	10,000

E. Franklin Hirsch	$25,000	8,333	4,167

	$	SHARES	WARRANTS
SUBSCRIBER	INVESTED	ISSUED	ISSUED

Robert and Ellen Snyder	$24,000	8,000	4,000

Jayme Nozzi	$15,000	5,000	2,500

John H. Staab & Nancy A. Staab	$15,000	5,000	2,500

Robert Hover	$15,000	5,000	2,500

Leonard Adler	$30,000	10,000	5,000

Brian W. Lawrence UDT 7/1/99	$900,000	300,000	150,000

TOTAL	$13,562,002	4,520,666	2,260,335